EXHIBIT 21

SIGNIFICANT ENTITIES OF URECOATS INDUSTRIES INC.

	NAME OF SUBSIDIARY.	STATE OF INCORPORATION

1..	URECOATS MANUFACTURING, INC..	USA/FLORIDA

2..	INFINITI PRODUCTS, INC..	USA/FLORIDA

. ..    . .   . .                        . .

. .. .                  . .

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